                                                                   Exhibit 10.35

                               Jonathan A. Siegel
                                 26 Lewis Road
                           Irvington, New York 10533
                                  914-591-6228

                                                 September 27, 1999
Kevin Manion
Executive Vice President
and Chief Financial Officer
NewSub Services, Inc.
Four High Ridge Park
Stanford, Connecticut  06905

Re:  Employment Offer Letter Dated September 10, 1999 From Kevin Manion To
     ---------------------------------------------------------------------
     Jonathan A. Siegel ("Offer Letter")
     -----------------------------------

Dear Kevin:

Before commencing employment, I wish to confirm the terms of the offer of employment extended to me by NewSub Services, Inc. ("NewSub"). My understandings of these terms is based on the Offer Letter, my letter to you dated September 14, 1999 and several conversations with you and Lisa Dubrow.

The terms of my employment are as follows:

 .    I will be employed as Vice President and Corporate General Counsel of
     NewSub at Four High Ridge Park, Stamford Connecticut commencing September 27, 1999.

 .    My annual base salary of $175,000 will be paid in installments of approximately 7291.66 on the 15/th/ and last day of each month.

 .    I will participate in the Vice President's Bonus Plan providing for an annual incentive bonus of 25% of my base salary upon NewSub's attainment of targeted revenue and EBITDA goals. My incentive bonus will be prorated in 1999 to reflect the period of my employment during the year.

 .    Twenty thousand stock options will be granted to me after commencement of employment, but no later than December 31, 1999. These options will be granted pursuant to the NewSub Services, Inc. 1997 Stock Option Plan.

 .    I will be entitled to increases in base salary and bonus and additional options consistent with those provided to other executive officers of NewSub.

 .    Vacation and holidays will be provided to me as set forth in the
     NewSub Employee Handbook.

 .    Eligibility for NewSub medical, dental and life insurance coverage will begin on my 31/st/ day of employment.

 .    Eligibility for the NewSub 401(k) Plan will begin after three months of employment.

 .    I will be entitled to participate in any other employee benefit plans or programs generally available to other executive officers of NewSub.

 .    I will be provided with a qualified full time assistant/secretary. The services of such assistant/secretary may be shared with another employee of NewSub.
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                                       2

 .    NewSub shall, to the fullest extent permitted or required by the
     Connecticut Business Corporation Act ("CBCA"), indemnify me against any and all liability and advance any and all reasonable expenses, incurred by me in any proceeding to which I am a party because I am or was an officer of NewSub, its successors or any entity under common control with NewSub or its successors. Undefined terms used in this paragraph shall have the meaning ascribed to them in the CBCA. These rights to indemnification shall not be exclusive of any other rights to indemnification or advancement of expenses available to me.

 .    After I have been employed for one year, should my employment be terminated other than for "cause", I will receive (i) my salary and employee benefits as accrued through the effective date of such termination (including, without limitation, options, but only to the extent they are exercisable pursuant to the terms of the agreement and plan under which they are issued), (ii) my then current salary and continuation of all employee benefits for a period of six months, and (iii) a pro rata portion of any bonus for the year in which termination occurs, which proration shall be based upon the period of my employment during such year up to the date of termination. For this purpose "cause" shall mean my breach of any material agreement with NewSub or my misconduct involving misappropriation or dishonesty. Should my employment be terminated for any reason before one year, I will be entitled to receive only salary and employee benefits as accrued through the effective date of such termination.

If the foregoing accurately reflects the terms of NewSub's offer of employment to me, please sign and return a copy of this letter. If you need to discuss these issues I can be reached at the number set forth above.

I look forward to receiving your response and to joining NewSub.

Sincerely,

/s/ Jonathan A. Siegel

Jonathan A. Siegel

                                   Agreed:
                                   NewSub Services, Inc.


                                   By:    /s/ Kevin Manion
                                      --------------------------------
                                   Kevin Manion, Executive Vice
                                   President and Chief Financial Officer

                              SYNAPSE GROUP, INC.
                             Four High Ridge Park
                          Stamford, Connecticut 06905


March 29, 2000

Mr. Jonathan A. Siegel
26 Lewis Road
Irvington, NY 10533

     Re: Letter Agreement dated September 27, 1999 between Jonathan A. Siegel and NewSub Services, Inc. ("Letter Agreement")

Dear Jon:

     Reference is made to the Letter Agreement, a copy of which is attached as Exhibit A. Please confirm your agreement to amend the eleventh bullet point of the Letter Agreement regarding indemnification to delete the reference to the Connecticut Business Corporation Act and replace it with a reference to the General Corporation Law of the State of Delaware. Except as so amended, the Letter Agreement shall remain in full force and effect.

                                        Sincerely,

                                        SYNAPSE GROUP, INC.
                                        (successor to NewSub Services, Inc.)


                                        By:  /s/ Michael Loeb
                                             __________________________________
                                             Michael Loeb
                                             President and CEO


Agreed:

/s/ Jonathan A. Siegel
____________________________________
Jonathan A. Siegel

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